UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): July 30, 2018

Marlin Business Services Corp.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	000-50448	38-3686388
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300 Fellowship Road, Mount Laurel, NJ	08054
(Address of Principal Executive Offices)	(Zip Code)

(888) 479-9111
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Marlin Leasing Corporation, a wholly-owned subsidiary of the Registrant (“Marlin Leasing”), sponsored a term securitization of small-ticket equipment loans and leases (the “Transaction”) which closed on July 27, 2018 (the “Closing Date”). The Registrant issued a press release on July 30, 2018 announcing the closing of the Transaction, and a copy of that press release is being furnished as Exhibit 99.1 to this report.

In connection with the Transaction and on the Closing Date, Marlin Leasing purchased a portfolio of small-ticket equipment loans and leases originated by Marlin Business Bank from Marlin Business Bank pursuant to a Receivables Purchase Agreement, and then subsequently sold such portfolio to Marlin Receivables 2018-1 LLC (the “Issuer”). The Issuer financed its purchase of the portfolio by issuing seven classes of fixed-rate asset-backed notes pursuant to an indenture between the Issuer and U.S. Bank National Association as indenture trustee (in such capacity, the “Indenture Trustee”), back-up servicer and securities intermediary. The asset-backed notes have an initial aggregate principal balance of $201,700,000, fixed interest rates ranging from 2.55% to 5.02%% and legal final maturity dates ranging from July 22, 2019 to May 20, 2025. The notes were offered to a limited number of investors in an exempt Rule 144A/Regulation S offering under the Securities Act of 1933, as amended. The Issuer sold the notes to J.P. Morgan Securities LLC pursuant to a Note Purchase Agreement dated as of July 17, 2018, and Marlin Leasing and the Registrant have agreed to indemnify J.P. Morgan Securities LLC against certain civil liabilities under the Securities Act in connection with the offering.

The Issuer was established as a bankruptcy remote, special purpose limited liability company. Marlin Leasing is the sole equity member of the Issuer, and has the right to receive amounts remaining from collections on the equipment loans and leases owned by the Issuer after the Issuer makes payments of interest and principal on the notes, pays the servicing, administration and trustee fees, makes any necessary deposits into the reserve account established for the benefit of the noteholders and pays its operating expenses. The Issuer has granted a security interest in its equipment loans and leases and other assets to the Indenture Trustee to secure its obligations to the noteholders. The Indenture Trustee may only foreclose upon the collateral upon satisfaction of certain conditions, including the occurrence of specified events of default relating to a breach of a representation, warranty or covenant by the Issuer (which are subject to materiality qualifiers and grace periods) or the insolvency of the Issuer. Marlin Leasing and the Issuer have entered into a Servicing Agreement pursuant to which Marlin Leasing will be responsible for servicing, managing, administering and enforcing the equipment loans and leases owned by the Issuer. Marlin Leasing may be terminated as servicer only upon the occurrence of specified servicer defaults relating to a breach of a representation, warranty or covenant by Marlin Leasing (which are subject to materiality qualifiers and grace periods).

The Transaction is recorded as an “on-balance sheet” transaction because the Issuer will be consolidated in the financial statements of the Registrant.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

99.1     Press Release issued by Marlin Business Services Corp. on July 30, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marlin Business Services Corp. (Registrant)

Date: July 30, 2018	/s/ Edward R. Dietz
Edward R. Dietz
Senior Vice President & General Counsel

INDEX TO EXHIBIT

99.1	Press Release issued by Marlin Business Services Corp. on July 30, 2018.